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Contact:   Brian Faith
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Allstate Announces Senior Leadership Changes

Matt Winter Named President, Allstate Auto, Home and Agencies
Don Civgin Becomes President, Allstate Financial
Steve Shebik Promoted to Chief Financial Officer

Northbrook, Ill., February 27, 2012 – The Allstate Corporation (NYSE: ALL) Chairman, President and Chief Executive Officer Thomas J. Wilson today announced senior leadership changes at the company. Matt Winter is named president, Allstate Auto, Home and Agencies, Don Civgin becomes president, Allstate Financial, and Steve Shebik is promoted to chief financial officer.

In his new role, Winter will lead Allstate’s personal lines businesses that provide auto and home insurance through Allstate agencies. Winter was previously senior executive vice president, Insurance Operations, and president and chief executive officer, Allstate Financial. He successfully repositioned the Allstate Financial business by shifting its focus to underwritten products sold through Allstate agencies and the workplace.

Prior to these changes, Mark LaNeve, senior executive vice president, agency operations and chief marketing officer, had resigned for personal reasons.

“I regret having to leave Allstate since our strategy and hard work are beginning to pay off,” said LaNeve. “Allstate is a great company with an awesome brand, a winning strategy and strong leadership. Tom Wilson has set a bold course by focusing on differentiating products for unique customer segments. I will be cheering as they continue to build on a fabulous franchise.”

"Mark's resignation was a personal one,” Wilson said. “Mark and Matt have made tremendous progress together over the last five months, working as a team to establish the priorities for the Allstate Auto, Home and Agencies organization. We accept Mark’s decision and are confident in the abilities of our strong leadership team to generate results that will have Allstate win in the marketplace."

Civgin assumes the leadership responsibilities for Allstate Financial, building on the strong progress Matt Winter has made over the last three years. Civgin has been chief financial officer since 2009 and has significantly expanded risk management capabilities, proactively managed the company’s capital and led the acquisition of Esurance and Answer Financial. Civgin will continue to oversee the Esurance and Answer Financial management teams.

With Civgin’s change in roles, Shebik is being promoted to chief financial officer. Shebik will continue efforts to expand risk management functions and effectively manage the company’s capital. He has held senior finance roles in property and casualty, Allstate Financial, investments and treasury areas over the last 16 years.

Steve Verney will remain as chief risk officer and is being promoted to the senior leadership team. He will report to Wilson. Verney began his Allstate career in 1981 and has served in a broad array of positions, including vice president, treasurer and vice president, finance for both Allstate Protection and Allstate Financial.

“This new structure leverages our strong leadership team, is consistent with our strategy of providing differentiated products and services for unique customer segments and will drive focus on our 2012 operating priorities,” said Wilson.

The Allstate Corporation (NYSE: ALL) is the nation’s largest publicly held personal lines insurer. Widely known through the “You’re In Good Hands With Allstate®” slogan, Allstate is reinventing protection and retirement to help nearly 16 million households insure what they have today and better prepare for tomorrow. Consumers access Allstate insurance products (auto, home, life and retirement) and services through Allstate agencies, independent agencies, and Allstate exclusive financial representatives in the U.S. and Canada, as well as via www.allstate.com and 1-800 Allstate®. As part of Allstate’s commitment to strengthen local communities, The Allstate Foundation, Allstate employees, agency owners and the corporation provided $28 million in 2011 to thousands of nonprofit organizations and important causes across the United States.

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